Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D/A need be filed with respect to the ownership by each of the undersigned of the limited partnership units of Brookfield Business Partners L.P.

Dated: September 26, 2017

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title	Vice President, Legal Affairs and Corporate Secretary

PARTNERS LIMITED

By:	/s/ Brian Lawson
	Name:	Brian Lawson
	Title	President

PARTNERS VALUE INVESTMENTS LP, by its general partner, PVI MANAGEMENT INC.

By:	/s/ Adil Mawani
	Name:	Adil Mawani
	Title	Director, Finance

BROOKFIELD PRIVATE EQUITY GROUP HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title	Director

BROOKFIELD PRIVATE EQUITY DIRECT INVESTMENTS HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title	Director

BUSC FINANCE LLC

By:	/s/ Josh Zinn
	Name:	Josh Zinn
	Title	Vice-President